UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2011
HealthStream, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-27701	62-1443555

(State or Other Jurisdiction of Incorporation)	(Commission File	(I.R.S. Employer
	Number)	Identification No.)
209 10th Avenue South, Suite 450, Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 301- 3100

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The annual meeting of shareholders of HealthStream, Inc. (the “Company”) was held on May 26, 2011 (the “Annual Meeting”). At the Annual Meeting, Jeffrey L. McLaren, Linda Rebrovick and Michael Shmerling were elected as Class II directors to hold office for a term of three years and until their successors are duly elected and qualified, C. Martin Harris, M.D. was elected as a Class III director to hold office for a term of one year and until his successor is duly elected and qualified and Deborah Taylor Tate was elected as a Class I director to hold office for a term of two years and until her successor is duly elected and qualified. In addition, at the Annual Meeting, the shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.
The final voting results of the director elections and ratification of the independent registered public accounting firm which were described in more detail in the proxy statement filed with the Securities and Exchange Commission on April 28, 2011, are set forth below.
(1)	Each director was elected by the following tabulation:

	FOR	WITHHELD	BROKER NON VOTES
Jeffrey L. McLaren	12,675,100	1,942,430	6,588,262
Linda Rebrovick	14,561,691	55,839	6,588,262
Michael Shmerling	14,561,634	55,896	6,588,262
C. Martin Harris, M.D.	14,559,227	58,303	6,588,262
Deborah Taylor Tate	14,554,884	62,646	6,588,262
In addition to the foregoing directors, the remaining directors not up for re-election at the Annual Meeting continue to serve on the Board of Directors.
(2)	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved by the following tabulation:

FOR	AGAINST	ABSTAIN	BROKER NON VOTES
21,100,582	72,447	32,763	0

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 1, 2011	HEALTHSTREAM, INC.
	By:	/s/ Gerard M. Hayden, Jr.
Chief Financial Officer